                            Harvard Scientific Corp.

                               FINANCING AGREEMENT

                                JANUARY 13, 1998

     Harvard Scientific Corp. ("Harvard") has requested that Dr. Jackie R. See and Mr. Thomas E. Waite ("Investors") provide equity financing of up to $10,000,000 to be made in tranches ("Tranches") of $500,000 to $2,000,000. The
Investors have agreed to do so on the following terms:

    Initial Funding: An initial Tranche to be made upon the effectiveness of the registration statement referred to below to purchase shares of Harvard's Common Stock ("Common") at $0.3164 per share ("Acquisition Price"), which is the average closing bid price of a share of Common for the 10 trading days ending January 12, 1998.

    Subsequent Funding: The Investors will have the option, acting in their sole discretion and from time to time as they see fit, to purchase additional Common in Tranches up to an aggregate of $10,000,000 purchase price (including the Initial Funding), prior to January 1, 1999. The price for the first $5,000,000 of funding (Including the Initial Funding) will be at the Acquisition Price, the price for the next $2,500,000 of funding will be at 200% of the Acquisition Price, or $0.6328 per share, and the price for the next $2,500,000 of funding will be at 400% of the Acquisition Price, or $1.2656 per share.

    Registration: Harvard will cause all Shares acquirable by the Investors as provided herein to be registered as promptly as practicable under the Securities Act of 1933 and to be qualified or registered under the laws of any other jurisdiction as to which the Investors may reasonably request. As part of the consideration to the Investors hereunder (to the extent the Investors do not otherwise have registration rights), Harvard will also cause all Shares otherwise owned by the Investors to be registered under the Securities Act of 1933 and to be qualified or registered under the laws of any other jurisdiction as to which the Investors may reasonably request.

    Fairness Opinion: Because the Investors comprise the Board of Directors that must approve the transaction, Harvard will seek a fairness opinion as to the transaction from an established banker, investment banker or accounting firm, which opinion will be based on all the reasonably available facts of the situation including Harvard's lack of income, positive cash flow or marketable products and the lack of additional funding from Springrange Investment Group, Ltd. If for any reason this transaction is not confirmed as fair to Harvard by such a fairness opinion, the parties hereto will restructure the transaction in a manner so that a fairness opinion can be obtained.

     Further Agreement: This document is an agreement between the parties hereto, effective upon its execution and delivery by Harvard and the Investors. The parties will consult as to whether or not a more extensive agreement is desired covering the matters herein, and if Harvard and the Investors determine that such an agreement is desirable, then it will be prepared, but until such a further agreement is executed and delivered by Harvard and the Investors, this Agreement shall remain in full force and effect.

    Costs and Expenses: As additional consideration for the Investors hereunder, Harvard will bear all costs and expenses relating to this Agreement, including those of registration and including fees and expenses of counsel to the Investors.

     Counterparts: This Agreement may be signed in counterparts, each of which will be an original and all together will constitute one agreement.

    IN WITNESS HEREOF, the parties hereto have executed this Agreement this 13th day of January 1998.



        HARVARD SCIENTIFIC CORP.                      INVESTORS


                                                     /s/ JACKIE R. SEE  1/13/98
                                                          Jackie R. See
        By: /s/ THOMAS E. WAITE
            Its: President, CEO
                                                    /s/ THOMAS E. WAITE  1/13/98
                                                          Thomas E. Waite